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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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RTW, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RTW, Inc.
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437
(952) 893-0403
(800) 789-2242

NOTICE OF AND PROXY STATEMENT FOR
THE ANNUAL MEETING OF SHAREHOLDERS

JUNE 13, 2007

NOTICE

To the Holders of Common Stock of RTW, Inc.:

The Annual Meeting of Shareholders of RTW, Inc. (“RTW”) will be held at the 8000 Building of Normandale Lake Office Park, Skyway Classroom, 8331 Norman Center Drive, Bloomington, Minnesota 55437, on Wednesday, June 13, 2007 at 2:00 p.m. Minneapolis time, for the following purposes:

1. To elect two directors to serve until the 2010 Annual Meeting of Shareholders;

2.	To ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3. To consider and act on such other business as may properly come before the meeting.

Our Board of Directors has fixed the close of business on April 20, 2007 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the meeting and any adjournment or postponements thereof.

By Order of the Board of Directors

Alfred L. LaTendresse, Secretary

April 27, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. IF YOU PREFER, YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET. PLEASE SEE THE INSTRUCTIONS ATTACHED TO THE PROXY CARD.

RTW, Inc.

PROXY STATEMENT

i

RTW, Inc.
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437
(952) 893-0403
(800)789-2242

PROXY STATEMENT

GENERAL INFORMATION

Annual Meeting of Shareholders

This Proxy Statement is furnished to shareholders of RTW, Inc., a Minnesota corporation (“RTW” or “we”, “our” and “us”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders to be held on Wednesday, June 13, 2007 at 2:00 p.m. Minneapolis time at the 8000 Building of Normandale Lake Office Park, Skyway Classroom, 8331 Norman Center Drive, Bloomington, Minnesota 55437, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of Proxy were first mailed to our shareholders on or about May 7, 2007.

Solicitation and Revocation of Proxies

The costs and expenses of soliciting proxies will be paid by us. In addition to the use of the mail, telephone and Internet, proxies may be solicited by directors, officers and our employees personally or by telephone, but these persons will not be specifically compensated for these services.

Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it before it is exercised by either submitting a new proxy bearing a date later than any prior proxy or by attending the meeting in person and completing a ballot at the meeting. All shares represented by timely, valid and un-revoked proxies will be voted at the Annual Meeting in accordance with the specifications indicated thereon. If not specified on a proxy, the proxy will be voted as recommended by the Board of Directors as described in this Proxy Statement.

Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder and bring to the meeting a proxy issued in your name.

Voting Securities and Rights

Only shareholders of record at the close of business on April 20, 2007 are entitled to vote at the Annual Meeting. On that date there were outstanding 5,171,963 shares of our common stock, no par value. Each holder of common stock is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and any other matters that may properly come before the meeting. A quorum, consisting of a majority of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.

Under Proposal 1, each director nominee will be elected if approved by the affirmative vote of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Proposal 2 presented to our shareholders at this Annual Meeting will be approved by the affirmative vote of the greater of: (a) a majority of our common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal; or (b) the majority of the minimum number of shares of our common stock which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by that proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor or against the matter. If an executed proxy is returned by a broker holding shares in “street name” indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, these shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to these matters.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board of Directors is committed to sound and effective corporate governance practices. We regularly review our governance policies and practices, as well as the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission (“SEC”) and the new listing standards of The NASDAQ Stock Market (“NASDAQ”), and are taking steps to ensure compliance with the rules and regulations applicable to us. Our governance policies and procedures, as well as our current committee charters, are available to the public on our website at www.rtwi.com. These documents may also be obtained by written request sent to our Investor Relations Department at:

RTW, Inc.
Investor Relations Department
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437
ir@rtwi.com

The Board, Board Committees and Meetings

Meeting Attendance.  Our Board of Directors meets regularly during the year to review matters affecting us and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our Annual Meeting of Shareholders. During 2006, the Board of Directors met ten times. Each of the directors attended at least 90% of the Board meetings. No director missed more than one of the committee meetings on which he or she served. All of our directors then serving attended our 2006 Annual Meeting of Shareholders.

Committees of the Board of Directors.  Our Board of Directors has established an Audit Committee, a Compensation Committee, a Governance/Nominating Committee and a Strategic Planning Committee. The composition and function of each Committee is set forth below:

			Governance/	Strategic
Director	Audit	Compensation	Nominating	Planning

John O. Goodwyne	X		X
David C. Prosser				X
Gregory D. Koschinska	Chair	X	X
William J. Deters	X	X	Chair	X
Jeffrey B. Murphy				X
Vina L. Marquart		Chair	X
John W. Prosser				X
Lyron L. Bentovim	X	X		Chair

Audit Committee.  The Audit Committee oversees our internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews any non-audit services performed by auditors to determine and maintain auditor independence, selects our independent registered public accounting firm, reviews our audited financial statements prior to release to the public and conducts discussions with our independent registered public accounting firm each quarter in connection with their quarterly review. Ernst & Young, LLP, our independent registered public accounting firm, report directly to the Audit Committee. Each of the members of the Audit Committee is independent as defined by NASDAQ listing standards and the Board of Directors has determined that Gregory D. Koschinska qualifies as an audit committee financial expert. The Audit Committee met five times during 2006. The Audit Committee operates under a written charter first adopted and approved by the Board of Directors on June 7, 2000 and most recently amended on October 26, 2005. A copy of the current charter is available to the public on our website at www.rtwi.com or by written request sent to our Investor Relations Department. The report of the Audit Committee begins on page 7.

Compensation Committee.  Among other duties, the Compensation Committee reviews compensation of our officers for fairness and competitiveness, determines the necessity for, and content of, any officer employment contracts, advises and recommends incentives in the form of corporate bonus plans and determines bonuses, grants of stock options and reviews the performance of our President and Chief Executive Officer. The Compensation Committee also has the authority to make awards under, adopt and alter administrative rules and practices governing, our qualified or unqualified benefits plans, including stock option plans. Each of the Committee members is independent under NASDAQ listing standards. The Compensation Committee met thirteen times during 2006. The Compensation Committee operates under a written charter first adopted and approved by the Board of Directors on March 10, 2004 and most recently amended on July 26, 2006. A copy of the current charter is available to the public on our website at www.rtwi.com or by written request sent to our Investor Relations Department. The report of the Compensation Committee begins on page 12.

Compensation Committee Independence and Insider Participation in Compensation Decisions.  The Compensation Committee members include Vina L. Marquart, William J. Deters, Gregory D. Koschinska and Lyron L. Bentovim. Ms. Marquart was an officer of RTW until her resignation on March 31, 2002. None of the other members has ever served as an officer or an employee of RTW. No member of the committee is an executive officer of another company where an executive officer of RTW is a director. The Compensation Committee members have no interlocking relationships requiring disclosure under the rules of the Securities and Exchange Commission.

Governance/Nominating Committee.  The Governance/Nominating Committee has been formed to approve the nomination of individuals to serve as directors for us and recommends to the Board individuals to serve as members of the Board committees; to advise the Board with respect to Board composition, procedures and committees; to advise the Board with respect to the corporate governance guidelines and corporate governance matters; and to oversee the evaluation of the Board. Each of its members is independent under NASDAQ listing standards. The Governance/Nominating Committee met three times during 2006. The Governance/Nominating Committee operates under a written charter first adopted and approved by the Board on April 27, 2005 and most recently amended on July 26, 2006. A copy of the current charter is available to the public on our website at www.rtwi.com or by written request sent to our Investor Relations Department.

Strategic Planning Committee.  The Strategic Planning Committee has been formed to assist the Board in fulfilling its responsibilities to oversee the strategic management of the Company; to focus the attention of the Board on long-range objectives for the Company; and to review and assess strategies to implement these long-range objectives. The Strategic Planning Committee operates under a written charter first adopted and approved by the Board on October 25, 2006. A copy of the current charter is available to the public on our website at www.rtwi.com or by written request sent to our Investor Relations Department.

Director Independence

The Board of Directors has reviewed director independence guidelines in a manner consistent with the definitions of “independence” set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and NASDAQ listing standards. For purposes of the NASDAQ standards, “Independent director means a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of its directors and director nominees and has determined that Jeffrey B. Murphy, our President and

Chief Executive Officer, does not qualify as an “independent” director. Each of Lyron L. Bentovim, William J. Deters, John O. Goodwyne, Gregory D. Koschinska, Vina L. Marquart, David C. Prosser and John W. Prosser qualify as “independent” under NASDAQ listing standards. Specifically, the Board has determined that:

•	Other than Mr. Murphy, no director is an officer or employee of RTW or its subsidiaries or affiliates;

•	No director has an immediate family member who is an officer of RTW or its subsidiaries or has any current or past material relationship with us;

•	No non-employee director has worked for, consulted with, been retained by, or received anything of substantial value from us aside from his or her compensation as a director during the past three years, except as discussed below;

•	Prior to April 1, 2006, David Prosser was paid an annual fee of $100,000 and RTW-paid health benefits, but he did not receive separate fees as a director;

•	No director is, or was, within the past three years, employed by our independent auditors;

•	No executive officer serves on the compensation committee or the board of directors of any corporation that employs a director, nominee for director or a member of the immediate family of any director or nominee for director;

•	The fact that the Company repurchased shares from David Prosser and John Prosser in 2006 as described in “Certain Relationships and Related Transactions” does not preclude them from being independent directors; and

•	No director is an executive officer of any entity which our annual sales to or purchases from exceeded five percent of our consolidated gross revenues for the last fiscal year.

Director Nominations

During 2005, the Board of Directors established the Governance/Nominating Committee to oversee identifying, recruiting and selecting nominees for election as directors. This committee considered candidates for Board membership suggested by other Board members, as well as by management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in our Bylaws as described in the section of this Proxy Statement entitled “Director Nominations by Shareholders.”

Board Nominees for the 2007 Annual Meeting.  The nominees for this 2007 Annual Meeting of Shareholders were approved by the Governance/Nominating Committee. The two nominees, Mr. Gregory D. Koschinska and Mr. Jeffrey B. Murphy were elected by shareholders at our 2004 Annual Meeting. We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Governance/Nominating Committee may choose to do so in the future.

The Governance/Nominating Committee was responsible for considering and selecting the nominees for election as directors at our Annual Meeting of Shareholders. The Board believes a nominee should possess, at a minimum, the highest level of professional and personal ethics and values, be free of any material conflict of interest with respect to Board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be able to understand and relate to RTW’s culture, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among Board members. Persons recommended by shareholders will be considered as nominees for directors in the same manner as other nominees.

In addition, the Board believes that one or more of our directors should possess certain specific qualities or skills. These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in the capital markets, accounting experience, financial experience, legal experience, marketing experience, understanding of the insurance industry in general and the workers’ compensation and disability sectors in particular, and background and experience necessary to qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission for purposes of the Sarbanes-Oxley Act of 2002.

Director Nominations by Shareholders

Our Bylaws provide that a notice of proposed shareholder nominations for electing directors must be timely given in writing to our Secretary prior to the meeting at which directors are to be elected. The notice to us must contain certain information about the shareholder and the person(s) nominated by the shareholder, including, among other things, the name and address of record of the shareholder, a representation that the shareholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for electing the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. We may also require any proposed nominee to furnish other information reasonably required by us to determine the proposed nominee’s eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, the person will not be eligible for election as a director. To be timely, the notice must be given by the shareholder to our Secretary not less than 60 days or more than 90 days prior to a meeting date corresponding to the previous year’s Annual Meeting of Shareholders, or if the date of the Annual Meeting will be different, other dates specified by us. To be timely, shareholder nominations for the 2008 Annual Meeting of Shareholders by must be given to our Secretary between March 15, 2008 and April 14, 2008

Compensation of Directors

The Board’s Compensation Committee is responsible for oversight of the compensation and benefits paid to our non-employee directors. The committee will review the appropriateness of the non-employee directors’ compensation package regularly with the help of an outside consultant. The committee will recommend any proposed changes to the compensation package to the Board for consideration and approval. Our non-employee directors received the following fees for 2006:

Annual retainer for service on the Board	$25,000
Additional retainer for the Chairman of Board	$40,000
Additional retainer for the Audit Committee Chair	$20,000
Additional retainer for members requiring extra travel day	$10,000
Health insurance for the Chairman Emeritus	$5,000

Prior to April 1, 2006, our Chairman Emeritus received an annual fee of $100,000 and RTW-paid health insurance. Beginning April 1, 2006, the Chairman Emeritus received the same compensation as the other non-employee directors, plus RTW-paid insurance in the amount of $5,000 per year. On March 21, 2007, the Board increased the retainer for the Compensation Committee Chair to $15,000 retroactive to January 1, 2006. We reimburse our non-employee directors for their reasonable travel, lodging and other expenses when attending Board, committee or annual shareholder meetings.

In addition, for 2006, each non-employee director, except David C. Prosser and Lyron L. Bentovim, was granted an option to purchase 4,000 shares of RTW, Inc. common stock each with a grant date value of $17,026 based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model and calculated in accordance with FAS 123R. In lieu of receiving an annual option grant to non-employee directors, David C. Prosser, the Chairman Emeritus and Lyron L. Bentovim, will receive the cash value of these options, payable in equal installments on the same vesting schedule as the non-employee director stock option grants. The exercise price of options granted is 100% of the fair market value of the common stock on the date of grant. Each option has a term of ten years and vests and becomes exercisable in three equal installments, with one-third of the shares underlying the option vesting as of the first, second and third annual anniversaries of the grant, if the non-employee director remains on or is re-elected to the Board. Options granted to non-employee directors may become fully vested under circumstances constituting a change in control. The following table shows the compensation of the non-employee members of our Board of Directors during 2006:

	COMPENSATION OF DIRECTORS(1)
	Fees Earned
	or Paid	Option	All Other
	in Cash(2)	Awards(3)	Compensation(4)	Total

Lyron L. Bentovim	$26,250	$—	$3,102	$29,352
William J. Deters	35,000	7,072	—	42,072
John O. Goodwyne	65,000	7,976	—	72,976
Gregory D. Koschinska	45,000	7,976	—	52,976
Vina L. Marquart(5)	25,000	7,072	—	32,072
David C. Prosser	51,250	—	7,654	58,904
John W. Prosser	25,000	7,072	—	32,072

Total	$272,500	$37,168	$10,756	$320,424

(1)	Jeffrey B. Murphy, our President and Chief Executive Officer, is not included in this table since he was an employee of the Company during 2006 and received no compensation for his service as a director. The compensation he received as an employee is shown in the Summary Compensation Table.

(2)	The amounts in this column include the annual retainer fee of $25,000 for each director except as follows: Mr. Bentovim was elected a director in April 2006 and received a prorated retainer for 2006; Mr. Deters received an additional $10,000 for an extra day of travel; Mr. Goodwyne received an additional $40,000 as Chairman of the Board; Mr. Koschinska received an additional $20,000 as Audit Committee Chair; and Mr. David C. Prosser received $25,000 under his 2005 retainer arrangement and the balance under the current director retainer arrangement, including an extra day of travel.

(3)	The amounts in this column are calculated based on FAS 123R and equal the financial statement compensation expense as reported in our 2006 Consolidated Statement of Income. Under FAS 123R, a pro-rata portion of the total expense at the time of grant is recognized over the applicable service period generally corresponding to the vesting schedule of the grant. The initial expense is based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 8 to our consolidated financial statements included in our 2006 Annual Report on Form 10-K.

(4)	Amounts in this column include $4,552 paid for health insurance premiums for Mr. David C. Prosser and his wife and $3,102 to each of Mr. David C. Prosser and Mr. Bentovim as a stock-based award cash equivalent in lieu of a stock option grant.

(5)	The retroactive change in the Compensation Committee Chair retainer is not included in these amounts for Ms. Marquart.

Non-employee directors held options at December 31, 2006 as follows:

	Vested	Unvested
	Options	Options	Total

Lyron L. Bentovim	—	—	—
William J. Deters	7,500	6,500	14,000
John O. Goodwyne	10,000	6,500	16,500
Gregory D. Koschinska	10,000	6,500	16,500
Vina L. Marquart	7,500	6,500	14,000
David C. Prosser	—	—	—
John W. Prosser	7,500	6,500	14,000

Total	42,500	32,500	75,000

The Compensation Committee has not finalized the equity compensation to be issued to non-employee directors concurrent with the 2007 Annual Meeting of Shareholders.

Code of Ethics and Business Conduct

We adopted a Code of Ethics and Business Conduct (“Code”) applicable to all of our directors, officers (including our President and Chief Executive Officer and Chief Financial Officer), employees and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by us and compliance with laws, rules and regulations concerning such periodic reporting. A copy of the Code is available on our website (www.rtwi.com).

Report of the Audit Committee

Our Audit Committee charter, a copy of which is available on our website (www.rtwi.com) and is attached as an exhibit to this proxy, sets forth the Committee’s purposes and responsibilities. The four members of the Committee are named below. Each member is independent, as defined by NASDAQ rules for independence of audit committee members. The Board has determined, in its business judgment that each member of the Committee is financially literate as required by NASDAQ and that Gregory D. Koschinska qualifies as an “audit committee financial expert” as defined by SEC regulations.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accountants, the Company’s audited financial statements. The Audit Committee also has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent registered public accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent registered public accountants their independence from the Company and its management, and has considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with maintaining the accountants’ independence.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee meets with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the Company’s control environment and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF OUR BOARD OF DIRECTORS:
Gregory D. Koschinska, Chair
John O. Goodwyne
William J. Deters
Lyron L. Bentovim

PROPOSAL ONE
ELECTION OF DIRECTORS

Our Articles and Bylaws provide that we will be managed by or under the direction of a Board of Directors of not less than three or more than twelve directors, with the actual number of directors determined by the Board. The Board currently has eight directors. Directors are elected at the Annual Meeting of Shareholders, except that vacancies on the Board of Directors between Annual Meetings and newly created directorships can be filled by vote of a majority of the directors then in office. Under our Articles, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class are elected for a term of three years.

Two directors will be elected to serve until the 2010 Annual Meeting of Shareholders. These directors will remain in office through their stated terms or until their successors are elected or they resign. The Board of Directors has nominated for election the persons named below, both of whom are currently directors who were elected at a prior Annual Meeting of Shareholders. The two individuals named below have consented to being named as a nominee and have consented to serve, if elected for the terms indicated. It is the intent of the individuals named as proxies to vote “FOR” each nominee (unless otherwise directed). Information about the nominees and directors filling unexpired terms and not standing for re-election is set forth below. Unless otherwise indicated, each nominee and each other director has been engaged in his or her present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. If any nominee is unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend. Information regarding the persons nominated for election follows.

Nominees proposed for election to serve terms expiring in 2010:

Jeffrey B. Murphy, age 45, was elected President and Chief Executive Officer in December 2003. He served as our Chief Financial Officer, Treasurer and Secretary from February 2000 until December 2003 and as Controller of the Company from October 1994 through January 2000. Mr. Murphy was the Corporate Controller and held other management positions for Midcontinent Media, Inc., a non-public company, from 1989 to 1994 and served in various financial audit positions with Grant Thornton LLP, a regional public accounting and consulting firm, from 1983 to 1989. The Board elected Mr. Murphy as a director in March 2004. The shareholders elected Mr. Murphy to a three-year term at the 2004 Annual Meeting.

Gregory D. Koschinska, age 61, became a director of RTW in December 2001. He is a principal of Stoney Cove Enterprises, LLC, a non-public, financial consulting firm. Mr. Koschinska is a retired Partner from Larson, Allen, Weishair & Co. a regional public accounting and consulting firm, where he worked from 1974 until retiring in 2002. Mr. Koschinska serves on the board of directors of three entrepreneurial companies and on the advisory board for another company.

OUR BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS
VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED ABOVE

Directors serving unexpired terms:

William J. Deters, age 70, became a director of RTW in May 2002. Mr. Deters is a director of Jopari Solutions, Inc, an early-stage private company providing payment services to workers’ compensation and auto insurance companies. Mr. Deters is also a director/advisor to other entrepreneurial companies and an executive coach. Mr. Deters founded Apartment Search Inc., a private company in the apartment locating, advertising and marketing business, and served as its President and Chief Executive Officer from March 1986 through its sale to Times Mirror in December 1996. Mr. Deters also served as Vice Chairman to Apartment Search Inc. in its transition to Times Mirror from December 1996 to December 1997. Prior to that time, Mr. Deters also founded or co-founded and served in executive capacities for several companies including North Atlantic Technologies, Inc., a manufacturer of heat recovery equipment, and Great Places, Inc., a real estate development company. Mr. Deters’ term as a director expires in 2008.

John W. Prosser, age 44, became a director of RTW in May 2002. Mr. Prosser was employed by us from October 2003 to December 2003 as a Vice President. Mr. Prosser has been the owner and President of Automotive Concepts, Inc., a private automobile and van aftermarket customization, conversion and restoration service, since 1988. Mr. Prosser also serves on the board of Relate Counseling, a not-for-profit organization. John W. Prosser is the son of David C. Prosser. Mr. John Prosser’s term as a director expires in 2008.

Lyron L. Bentovim, age 37, became a director of the Company in April 2006. Mr. Bentovim has been a Managing Director of SKIRITAI Capital LLC since 2002. From 2000 to 2001, he served as President and CEO of WebBrix, Inc., a private company that provided physical space to online retailers, and as a Senior Engagement Manager with strategy consultancies USWeb/CKS, the Mitchell Group and McKinsey & Company. Mr. Bentovim is also a director of Argonaut Technologies, Inc. and Three Five Systems, Inc., both of which are public companies. Mr. Bentovim also serves as a director for two other private companies. Mr. Bentovim’s term as a director expires in 2008.

John O. Goodwyne, age 68, Chairman of the Board, became a director of the Company in December 2001. From 1974 to 2005, Mr. Goodwyne was the owner and President of J N Johnson Sales & Service Inc., a non-public local contractor for fire protection systems and distributor of fire extinguishers. In addition, since 1982, he has been owner and President of Low Voltage Contractors Inc., a non-public local contractor for installation and service of fire alarm, security and nurse call systems. Mr. Goodwyne’s term as a director expires in 2009.

David C. Prosser, age 82, Chairman Emeritus of the Board, became a director of RTW in 1983. Mr. Prosser served as Chairman of the Board from December 2001 through December 2003 and from 1983 until March 2000. Mr. Prosser served as President and Chief Executive Officer of RTW from its formation in 1983 until January 1998. Mr. Prosser was owner and President of Vocational Personnel Services, Inc., which merged into RTW in 1986. Mr. Prosser’s term as a director expires in 2009.

Director not standing for re-election:

Vina L. Marquart, age 55, became a director of RTW in May 2002. Since 2003, Ms. Marquart has been employed as a public health nurse for Carver County, Minnesota. Ms. Marquart worked for RTW from 1983 through March 2002. Ms. Marquart served as RTW’s Vice President of Human Resources from February 2000 until March 2002. Prior to that time, she held various management positions within RTW including Operations Manager, General Manager of the Minnesota office and National Director of Case and Claim Management. Ms. Marquart is a Registered Nurse. Ms. Marquart’s term as a director expires in 2007 and she indicated to the Board that she was not standing for re-election for personal reasons.

PROPOSAL TWO
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

At the Annual Meeting, a resolution will be presented to ratify the appointment by our Board of Directors of Ernst & Young LLP (“E&Y”), as independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2007 and to perform other accounting services as determined by our Audit Committee. E&Y has audited our financial statements as of and for the years ended December 31, 2001 through 2006.

E&Y has advised the Board that it has no direct financial interest or material indirect financial interest in RTW. Representatives of E&Y are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to any questions you may have.

Independent Registered Public Accountant Fees and Services

In connection with the fiscal years ended December 31, 2006 and 2005, E&Y provided professional services to us and billed for those services as follows:

Description of Fees	2006	2005

Audit Fees	$265,000	$242,000
Audit-Related Fees	8,600	10,700
Tax Fees	—	—
All Other Fees	5,000	—

Total	$278,600	$252,700

•	Audit Fees. The audit fees above consist of fees for professional services during each year in connection with the audit of our annual financial statements, review of financial statements included in our quarterly Reports on Form 10-Q, reviews of S-8 registration statements filed by us and services that were provided in connection with statutory and regulatory filings and other attest services.

•	Audit Related Fees. The audit-related fees above consist of fees for reviews of internal controls not related to the audit of our consolidated financial statements for 2006 and 2005 and services related to the review of our financial statements by the Minnesota Department of Commerce in 2005.

•	Tax Fees. We did not engage E&Y during 2006 and 2005 to perform any tax compliance, tax planning or other tax services.

•	All Other Fees. All other fees above in 2006 consist of fees for reviews of correspondence with regulators.

The Audit Committee pre-approves all audit and permissible non-audit services provided by E&Y on a case-by-case basis, except that the Audit Committee may delegate the authority to pre-approve any engagement or service of less than $10,000 to one of its members, provided the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee, under its pre-approval process, has approved all of the services provided by E&Y during 2006 and 2005, including services related to the audit and audit-related services. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of E&Y and determined that these services did not adversely affect the independence of E&Y.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

The following table sets forth certain information as of April 20, 2007 with respect to our common stock beneficially owned by: (i) each director and director nominee; (ii) each person known to us who beneficially owns more than five percent of our common stock; (iii) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”); and (iv) all executive officers and directors as a group.

	Number			Percent of
	of Shares		Right to	Shares
Name and Address of Beneficial Owner	Owned(1)		Acquire(2)	Outstanding(2)

Lyron L. Bentovim	495,000	(3)	—	9.6%
SKIRITAI Capital LLC
388 Market Street, Suite 700
San Francisco, CA 94111
Dimensional Fund Advisors, Inc.	483,834	(4)	—	9.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
First Wilshire Securities Management, Inc.	461,895	(5)	—	9.0%
600 South Lake Street, Suite 100
Pasadena, CA 91106
David C. Prosser	427,772	(6)	—	8.3%
20645 Radisson Road
Shorewood, MN 55331
U.S. Bancorp	404,737	(7)	—	7.8%
FAF Advisors
800 Nicollet Mall, Suite 800
Minneapolis, MN 55402
John W. Prosser	373,756	(8)	10,500	7.4%
6358 Oxbow Bend
Chanhassen, MN 55317
Jeffrey B. Murphy	26,978		188,674	4.0%
Alfred L. LaTendresse	48,233	(9)	67,500	2.2%
Keith D. Krueger	19,640		37,250	1.1%
William J. Deters	40,275	(10)	10,500	1.0%
Patricia M. Sheveland	4,598		39,294	*
John O. Goodwyne	25,925		13,000	*
Vina L. Marquart	23,203		10,500	*
David M. Dietz	258		29,500	*
Gregory D. Koschinska	8,400		13,000	*
Thomas J. Byers	—		7,500	*
All executive officers and directors as a group (13 persons)	1,494,038		427,218	34.3%

*	Indicates ownership of less than one percent.

(1)	Unless noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of April 20, 2007 are treated as outstanding only when determining the amount and percent owned by such person.

(3)	Based on a Schedule 13G dated February 7, 2007 filed with the Securities and Exchange Commission.

(4)	Based on a Schedule 13F dated December 31, 2006 filed with the Securities and Exchange Commission.

(5)	Based on a Schedule 13G dated February 28, 2007 filed with the Securities and Exchange Commission.

(6)	Includes 127,332 shares held jointly by Mr. Prosser with his wife. Also includes 7,525 shares held by the David C. Prosser 1995 Unitrust and 13,586 shares held by the David C. Prosser 1996 Unitrust. Mr. Prosser’s daughter, Pamela Prosser Snyder, is the trustee of each of the above-mentioned Unitrusts.

(7)	Based on a Schedule 13F dated December 31, 2006 filed with the Securities and Exchange Commission.

(8)	Includes: (i) 31,725 shares owned by Polly Jane Wolner Children’s Trust; and (ii) 5,775 shares owned by Polly J. Wolner 1994 Irrevocable Trust for which John W. Prosser acts as trustee. John W. Prosser disclaims any beneficial ownership for shares held by these trusts.

(9)	Includes 11,500 shares owned by Mr. LaTendresse’s wife and 2,625 shares held by a trust for Mr. LaTendresse’s child, with respect to which Mr. LaTendresse disclaims beneficial ownership.

(10)	Includes 15,200 shares owned by W.G Securities Limited partnership, 100% owned by Mr. Deters and his wife, 5,475 shares owned by Mr. Deters’ wife, with respect to which Mr. Deters disclaims beneficial ownership, and 19,600 shares owned by Deters Charitable Remainder Unit Trust, for which Mr. Deters serves as the Trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and changes in ownership of common stock and other RTW equity securities on a Form 4 or a Form 5. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with all Section 16(a) forms they file. Under SEC rules, certain forms of indirect ownership and ownership of our stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, all required Section 16(a) filings applicable to officers, directors and greater than ten percent shareholders in 2005 were timely filed except as follows: (1) the sale of common stock by Mr. David C. Prosser on January 25, 2006, reported late on Form 4 on January 31, 2006; (2) the sale of common stock by Mr. David C. Prosser on February 7, 2006, reported late on Form 4 on February 10; (3) the acquisition of common stock by Mr. Goodwyne on February 28, 2006 reported late on Form 4 on March 3, 2006; (4) the acquisition of common stock by Mr. Koschinska on February 28, 2006 reported late on Form 4 on March 3, 2006; (5) the sale of common stock by Ms. Marquart on March 8, 2006 reported late on Form 4 on March 17, 2006; (6) the recording of a stock option granted to Mr. Murphy on March 28, 2006 reported late on Form 4 on March 31, 2006; (7) a trust distribution of common stock to Mr. David C. Prosser on July 6, 2006 reported late on Form 4 on July 17, 2006; and (9) the exercise of a stock option and sale of common stock by Mr. Deters on August 1, 2005 reported late on Form 4 on August 4, 2006.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis that follows this report. Based upon that review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF OUR BOARD OF DIRECTORS:

Vina L. Marquart, Chair
Gregory D. Koschinska
William J. Deters
Lyron L. Bentovim

Compensation Discussion and Analysis

The following discussion and analysis describes our compensation objectives and policies as applied to the following executive officers who are referred to in this proxy statement as the Named Executive Officers:

•	Jeffrey B. Murphy, our President and Chief Executive Officer

•	Alfred L. LaTendresse, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary

•	Thomas J. Byers, our Executive Vice President, Sales and Marketing

•	Keith D. Krueger, our Vice President, Chief Operating Officer

•	Patricia M. Sheveland, our Vice President, Product Development, Quality and Compliance

•	David M. Dietz, our Vice President, Business Development

This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each Named Executive Officer during 2006, as reported in the compensation tables and accompanying narrative sections appearing on pages 17 to 20 of this proxy statement.

Overview of the Executive Compensation Process

The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers other than the Chief Executive Officer. The Board of Directors is responsible for, and regularly reviews, the succession plan for our Chief Executive Officer. The Compensation Committee annually evaluates the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance. The Compensation Committee has also been appointed by the Board of Directors to administer our 1994 Stock Plan and 2005 Stock Plan (the “Plans”).

In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs. On January 18, 2006 the Company’s Board of Directors and its Compensation Committee also approved a 2006 Executive Incentive Program for executive officers. (“2006 Incentive Program”) Under the program, 8.9% of pre-tax earnings, excluding investment income, in excess of the 2006 planned results would be contributed to an executive officer pool, to be distributed entirely at the discretion of the Board of Directors. In addition, under this program each member of the Executive Management Team will be eligible to receive a restricted stock grant of up to 5,000 shares of the Company’s common stock, based on the amount that 2006 pre-tax earnings, excluding investment income, exceed planned results. Upon grant date in 2007, 50% of the granted shares would vest immediately, with the remaining shares vesting 12 months from grant date.

Use of Compensation Consultant

Under the Compensation Committee’s charter, the Compensation Committee has the authority to retain, at our expense, independent counsel or other advisers as it deems necessary to carry out its responsibilities. In the first half of 2006, the Committee hired Employers Association to provide the Committee with information that was used in setting the Chief Executive Officer’s salary for 2006. In September 2006, we hired Launch Venture Services to assist in our program for 2007.

In determining to engage Employers Association, we considered matters bearing upon the independence of Employers Association, including the fact that to the Compensation Committee’s knowledge, Employers Association did not perform work for any of our management, either personal in nature or relating to our executive compensation. During 2006, the Compensation Committee reviewed the executive compensation information prepared by Employers Association. Specifically, Employers Association prepared a comparative analysis of:

•	Chief Executive Salary and Total Compensation;

•	Executive Management Annual Incentive Opportunities; and

•	Board of Directors Compensation

Employers Association developed this data from financial companies, manufacturing companies and service companies. The Compensation Committee also reviewed surveys, reports and other market data against which it measured the competitiveness of our compensation program. The Compensation Committee is committed to continually reviewing its compensation philosophy and our compensation programs to ensure they meet our objectives of providing compensation that attracts and retains superior executive talent, as well as encourage our executive officers to achieve our business goals. The Compensation Committee reviews its philosophy regularly to ensure that the philosophy continues to be appropriate so that changes in executive compensation practices of comparable companies and trends in compensation are identified.

Role of Management

In determining compensation for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all Named Executive Officers, the awards under the cash incentive compensation program, and the awards under the long-term equity program. The Chief Executive Officer also recommended to the Compensation Committee the financial performance goals under the 2006 Incentive Program. No Executive Officer, other than the Chief Executive Officer, has a role in establishing executive compensation, except that Mr. LaTendresse assists in the developing of the Incentive Plan. From time to time, Mr. LaTendresse is invited to attend meetings of the Compensation Committee. No Named Executive Officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such Named Executive Officer’s compensation.

Objectives of Compensation Programs

Our philosophy with respect to the compensation of executive officers is based upon the following principles:

•	Executive base compensation levels should be set within the median range established by comparison of job responsibility to similar positions in companies with comparably-sized public companies and upper Midwest insurance companies and be adequate to retain highly-qualified personnel; and

•	Annual incentive compensation should be based on the achievement of corporate and individual objectives.

As noted above, for 2006, the Compensation Committee reviewed our compensation practices using surveys, reports and other market data, including information provided by the Employers Association against which it measured the competitiveness of our compensation program to determine if these programs were consistent with our philosophy and met the objectives of our compensation programs.

For 2006, the Compensation Committee determined that a Named Executive Officer’s base cash compensation should be determined with reference to the median of the base pay of an employee with similar responsibilities at other companies in the market group, and that, on a combined basis, base salary and amounts under the annual cash incentive program should be at or above the median of cash compensation. The Compensation Committee believes that variable cash compensation, tied to specific performance measures, should constitute a significant portion of a Named Executive Officer’s overall cash compensation. In determining a Named Executive Officers’ annual base compensation, the Compensation Committee considered our overall performance, the duties of the Named Executive Officer, the Named Executive Officer’s performance on behalf of us, surveys of executive compensation for companies in the market group and peer group and with respect to the Named Executive Officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer.

In determining value of compensation comprised of long-term equity incentive compensation, the Compensation Committee reviews the value of equity grants of the market group of companies to executive officers with similar responsibilities, as well as surveys and other market data to adjust the long-term equity incentive program to reflect our market capitalization, type of equity awards, historical grant practices, and the potential cash compensation for executive officers. The Compensation Committee believes that equity compensation programs should:

(i) provide long-term incentives to executive officers;

(ii) align compensation to creating long-term shareholder value;

(iii) encourage executive officers to remain with us; and

(iv) Provide equity compensation incentives to those personnel most responsible for our performance.

Design of Compensation Programs

Consistent with its compensation philosophy and the objectives of long-term equity incentive compensation programs generally, the Compensation Committee adopted the 2006 Incentive Program. The value of the annual equity grants made to the Named Executive Officers in 2006 under the 2006 Incentive Program were targeted to be within the median range of grants to comparable positions within the market group.

Elements of In-Service Compensation

The Compensation Committee followed the guiding principles outlined above in the development and administration of these elements of compensation of the Named Executive Officers while serving with us:

•	Base salary;

•	Cash bonus; and

•	Long-term equity compensation

The Compensation Committee does not believe that personal benefits or perquisites (i.e. “perks”) are appropriate as a significant element of compensation for the Named Executive Officers. The value of perks to any Named Executive Officer was less than $10,000 in 2006.

Base Salaries

At its meeting in March 2006, the Compensation Committee approved increases to the base salaries of the Named Executive Officers effective for fiscal year 2006. The increases were based on market-related and internal equity adjustments, as well as executive officer’s performance. These base salaries were set near the median percentile of base pay of similar executive officer employees in the market group. This is in keeping with the Compensation Committee’s philosophy allowing Named Executive Officers to earn a significant portion of overall cash compensation through the annual incentive plan.

Cash Bonus

Consistent with its overall compensation philosophy, the Compensation Committee ties cash bonus amounts to achievement of specific performance goals intended to improve our business and shareholder value. The cash bonus component of compensation was available to the Named Executive Officers through the 2006 Incentive Program. If the target goals for pre-tax income under the 2006 Incentive Program were achieved, Messrs. Murphy, LaTendresse, Krueger and Dietz and Ms. Sheveland would be eligible to earn a cash bonus of 35% of their respective base salaries, subject to the discretion of the Board. If minimum thresholds were not met, no cash incentive would be paid. There was no maximum amount or limit on the cash incentive under the 2006 Incentive Program. We did not achieve our 2006 pre-tax income goal and therefore, under the matrix associated with the 2006 Incentive Program, our 2006 financial performance did not result in any cash bonus.

Long-Term Equity Compensation

The Compensation Committee’s policy is to grant all equity awards under shareholder-approved equity compensation plans, such as the 2005 Stock Plan. The long-term equity component of the 2006 Incentive Plan is provided primarily through the 2005 Stock Plan. A maximum of 5,000 shares of restricted stock could be granted to each Named Executive Officer at the discretion of the Board if the target goals for 2006 pre-tax income were met. Under the 2005 Stock Plan, the Compensation Committee may from time to time grant additional equity awards to executive officers for superior performance. For 2006, we did not achieve our profit goal. Under the matrix associated with the 2006 Incentive Plan, our 2006 financial performance did not result in any equity grants.

On March 16, 2006, the Compensation Committee granted the following stock options to the Named Executive Officers under the 2005 Stock Plan related to the 2005 incentive plan.

Number of Shares of Stock
Named Executive Officer	Underlying Stock Option

Jeffrey B. Murphy	20,000
Alfred LaTendresse	10,000
Keith D. Krueger	10,000
Patricia A. Sheveland	10,000
David M. Dietz	10,000
Thomas J. Byers	2,500

In determining the number of shares underlying the stock options, the Compensation Committee considered the overall value of the awards. The number of shares was determined based, in part, upon the value of both cash and equity compensation of executive officers in the market group of companies.

Stock Ownership Guidelines

During 2006, we reviewed whether or not to adopt stock ownership guidelines for our executive officers and directors. Although we did not adopt any guidelines, we continue to review whether to establish guidelines.

Employment Agreements

Jeffrey B. Murphy.  On March 28, 2006, RTW and Mr. Jeffrey B. Murphy, President and Chief Executive Officer, entered into an employment agreement that has an initial term beginning March 28, 2006 and continuing through March 31, 2007. Under this agreement, Mr. Murphy receives an annual base salary of $350,000, subject to review annually for increase by our Board of Directors. In addition to base salary, Mr. Murphy is eligible for bonuses, expense reimbursements and health, dental, life and disability insurance consistent with that provided to other officers and employees. Additionally, we agreed to provide Mr. Murphy with a $2.0 million term life insurance policy for the benefit of his wife and family and granted him a stock option on 10,000 shares, vesting one third upon grant, and one third on each of the first and second anniversary of the grant. The agreement will be extended for one year unless, at least 60 days prior to the anniversary of the agreement, either Mr. Murphy or RTW delivers to the other written notice of the intent not to extend the term of employment. In the event the agreement is terminated or not renewed by RTW without cause or by Mr. Murphy for good reason, Mr. Murphy would be entitled, for a period of nine months, to receive his salary, participate in our benefit plans and to receive $25,000 in outplacement service payments. These termination payments total $287,500 excluding the cost of our benefit programs.

Impact of Regulatory Requirements

Our stock option grant policies have been affected by the implementation of Statement of Financial Accounting Standards No 123R, Share-Based Payments (“FAS 123R”), which we adopted in the first quarter of fiscal year 2006. Under this accounting standard, we are required to value stock options granted prior to our adoption of FAS 123R and stock options granted after the adoption of FAS 123R using the fair value method and expense those amounts in our income statement over the stock option’s remaining vesting period. In light of the adoption of FAS 123R, the Compensation Committee considered, and continues to evaluate, additional ways to align the value of equity compensation received by our employees with the accounting treatment of this equity compensation.

Conclusion of Compensation Committee

The Compensation Committee believes our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of our shareholders. The Compensation Committee believes that the compensation of the Named Executive Officers is reasonable, appropriate and responsive to the goal of improving shareholder return.

Summary Compensation Table

The following table contains compensation information for our Chief Executive Officer, Chief Financial Officer and the next four highest paid executive officers. While we are only required to report on the next three highest paid executive officers, we have included four individuals as this more appropriately reflects our leadership structure. Consistent with the guidance from the Securities and Exchange Commission (SEC) in adopting this new format, the table only shows compensation information for 2006. Before reviewing the compensation tables, you should read the Compensation Discussion and Analysis (CD&A) beginning on page 13.

					Non-Equity
				Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Compensation(4)	Total

Jeffrey B. Murphy	2006	$331,250	—	$111,623	—	$6,500	$449,373
President and Chief Executive Officer
Alfred L. LaTendresse	2006	215,600	—	36,731	—	6,500	258,231
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Thomas J. Byers	2006	226,197	—	24,808	—	6,500	257,505
Executive Vice President — Sales and Marketing
Keith D. Krueger	2006	182,750	—	36,731	—	6,500	225,981
Vice President — Chief Operating Officer
Patricia M. Sheveland	2006	174,000	—	36,731	—	3,540	214,271
Vice President — Product Development, Quality and Compliance
David M. Dietz	2006	174,000	—	36,731	—	4,808	215,539
Vice President — Business Development

(1)	Bonuses for prior years were previously recorded in this column. Under current reporting rules, only purely discretionary or guaranteed bonuses are disclosed in this column. We award bonuses solely based on our achievement of certain performance targets. Accordingly, bonus amounts are reported in the Non-Equity Incentive Plan Compensation column.

(2)	The amounts in this column are calculated based on FAS 123R and equal the financial statement compensation cost for stock option awards as reported in our consolidated statement of income for the fiscal year. Under FAS 123R, a pro-rata portion of the total expense at the time of grant is recognized over the applicable service period, generally corresponding with the vesting schedule of the grant. The initial expense is based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 8 to our consolidated financial statements included in our 2006 Annual Report on Form 10-K.

(3)	The amounts in this column relate to awards granted under our 2006 Executive Incentive Plan, as discussed in the Compensation Discussion and Analysis section of this proxy statement.

(4)	All other compensation for 2006 includes matching 401(k) contributions of $6,500, $6,500, $6,500, $6,500, $3,540 and $4,808 for Mr. Murphy, Mr. LaTendresse, Mr. Byers, Mr. Krueger, Ms. Sheveland and Mr. Dietz, respectively.

Grants of Plan Based Awards

The following table summarizes the 2006 grants of equity and non-equity plan-based awards to the executive officers named in the Summary Compensation Table. All of these equity and non-equity plan-based awards were granted under our 2005 Stock Plan and the attainment of objectives under our 2005 Executive Incentive Plan.

								All Other
								Option
								Awards:	Exercise
		Estimated Future Payouts Under						Number of	or Base	Grant Date
		Non-Equity Incentive			Estimated Future Payouts Under			Securities	Price of	Fair Value
	Grant	Plan Awards			Equity Incentive Plan Awards			Underlying	Option	of Option
Name	Date	Threshold	Target(3)	Maximum	Threshold	Target(4)	Maximum	Options	Awards	Awards(5)

Jeffrey B. Murphy	2/22/2006		—			5,000		10,000	$11.10	$38,403
	3/28/2006							10,000	9.95	33,385
Alfred L. LaTendresse	2/22/2006		—			5,000		10,000	11.10	38,403
Thomas J. Byers	2/22/2006		—			5,000		2,500	11.10	9,601
Keith D. Krueger	2/22/2006		—			5,000		10,000	11.10	38,403
Patricia M. Sheveland	2/22/2006		—			5,000		10,000	11.10	38,403
David M. Dietz	2/22/2006		—			5,000		10,000	11.10	38,403

(1)	The options granted on February 22, 2006 were for 2005 performance and vest 50% on grant date and the balance on February 22, 2007. The options granted on March 28, 2006 vest one-third on grant date, an additional one-third on the first anniversary with the balance vesting on the second anniversary.

(2)	In 2006, we used the closing price on the date of grant to establish the option exercise price.

(3)	Under the RTW, Inc. 2006 Executive Incentive Plan, there were not specific payout amounts allocated for achievement of the target under the plan. Instead, if the target was achieved, a pool of money would be available for allocation among the executive officers. See “Compensation Discussion and Analysis — Cash Bonuses.”

(4)	A maximum of 5000 shares of restricted stock could be granted to each named executive, based upon the extent pre-tax income before bonus (excluding investment income) exceed a target level. The restricted stock grants would have been granted in 2007 and vested one-half immediately and one-half one year from grant.

(5)	This amount represents the fair value of the option awards granted during 2006 based on the full FAS 123R compensation expense recognized for these awards as of the date of the grant. We use the Black-Scholes option pricing model to estimate our compensation cost for stock option awards. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 8 to our consolidated financial statements included in our 2006 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the unexercised stock options held at the end of fiscal 2006 by the respective executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

	Number of		Number of
	Securities Underlying		Securities Underlying
	Unexercised		Unexercised		Option	Option
	Options (#)		Options (#)		Exercise	Expiration
	Exercisable		Unexercisable		Price	Date

Jeffrey B. Murphy	5,000		—		$14.00	1/28/2008
	757		—		15.63	7/15/2008
	1,250		—		14.75	2/2/2009
	20,000		—		10.75	2/2/2010
	25,000		—		3.80	6/11/2011
	15,000		—		2.19	3/12/2013
	15,000		—		6.18	2/11/2014
	80,000	(1)	20,000	(1)	6.00	3/12/2014
	10,000		—		8.81	2/9/2015
	5,000	(2)	5,000	(2)	11.10	2/22/2016
	3,333	(3)	6,667	(3)	9.95	3/28/2016

Alfred L. LaTendresse	32,500		—		1.98	12/13/2011
	15,000		—		6.18	2/11/2014
	10,000		—		8.81	2/9/2015
	5,000	(1)	5,000	(2)	11.10	2/22/2016

Thomas J. Byers	5,000	(4)	10,000	(4)	11.72	10/10/2015
	1,250	(2)	1,250	(2)	11.10	2/22/2016

Keith D. Krueger	750		—		9.50	9/9/2008
	1,500		—		10.75	2/2/2010
	15,000		—		6.18	2/11/2014
	10,000		—		8.81	2/9/2015
	5,000	(2)	5,000	(2)	11.10	2/22/2016

Patricia M. Sheveland	2,500		—		21.50	2/14/2007
	5,000		—		14.00	1/28/2008
	839		—		15.63	7/15/2008
	2,500		—		14.75	2/2/2009
	1,500		—		10.75	2/2/2010
	1,000		—		9.50	7/27/2010
	8,455		—		6.18	2/11/2014
	10,000		—		8.81	2/9/2015
	5,000	(2)	5,000	(2)	11.10	2/22/2016

David M. Dietz	9,500		—		6.18	2/11/2014
	10,000		—		8.81	2/9/2015
	5,000	(2)	5,000	(2)	11.10	2/22/2016

(1)	Stock option vest 20% upon grant and additional 20% on each of December 17, 2004, 2005, 2006 and 2007.

(2)	Stock option vest 50% upon grant and additional 50% on February 22, 2007.

(3)	Stock option vest one-third upon grant and additional one-third on each of March 28, 2007 and 2008.

(4)	Stock option vest one-third on each of October 10, 2006, 2007 and 2008.

Option Exercises and Stock Vested

The following table contains all stock option exercises for the named executive officers in the summary Compensation Table. The value realized is determined by subtracting the exercise price per share from the market value per share of our common stock on the date of exercise.

	Option Awards
	Number of
	Shares
	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)

Jeffrey B. Murphy	—	—
Alfred L. LaTendresse	13,500	107,704
Thomas J. Byers	—	—
Keith D. Krueger	—	—
Patricia M. Sheveland	10,545	46,122
David M. Dietz	9,900	81,123

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions between the Company and our Directors and Officers:

David C. Prosser, currently Chairman Emeritus of the Board, previously served as Chairman, including during the period from December 2001 through December 2003. During each of 2004 and 2005, while serving as Chairman Emeritus, Mr. Prosser provided additional advisory consulting and “coaching” services to RTW, including meeting with members of our management team and claims administration teams. Mr. Prosser was paid $100,000 per year in his role as Chairman Emeritus and for his role in providing these advisory services. Beginning April 1, 2006, Mr. Prosser began receiving compensation substantially equivalent to the other non-employee directors. See “Remuneration of Member of the Board of Directors”.

Transactions with Significant Shareholders:

On April 18, 2006 we entered into a Letter Agreement with David C. Prosser and Margaret F. Prosser (Sellers) to purchase 90,000 shares of RTW, Inc. common stock in a private transaction at a price of $11.00 per share. Mr. Prosser is a director and Chairman Emeritus of RTW. The average closing price of our stock was $11.08 for the 10 trading days preceding the agreement and $11.23 for the 10 trading days following the agreement. In connection with the transaction, Sellers agreed that they would not sell or transfer any additional shares of RTW common stock during 2006, without the express prior consent of RTW and that RTW is not required to consider or grant any request. The agreement permitted:

•	Sales by the Prosser Foundation;

•	Bona fide gifts or contributions by any Seller to any 501(c)(3) entity and any resale by this entity;

•	Bona fide gifts by any Seller to any family member (other than a Seller) and any resale by this family member; and

•	Sales by the David C. Prosser 1995 Unitrust or the David C. Prosser 1996 Unitrust, which collectively own approximately 25,500 shares.

The purchase of shares from Mr. David Prosser was unanimously approved by all of the directors other than Mr. John Prosser, who abstained.

On May 12, 2006 we purchased 20,000 shares from John W. Prosser, a director of the company, at $11.00 per share under our share repurchase program. Our stock closed at $11.23 on that day.

In addition to the shares purchased from David and John Prosser during 2006, RTW also repurchased 209,000 shares in the open market for $2.1 million.

OTHER INFORMATION

Annual Report

Our Annual Report for the fiscal year ended December 31, 2006, which includes our Annual Report on Form 10-K as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. A copy of our Annual Report on Form 10-K, excluding exhibits, but including financial statements and financial statement schedules, may be obtained by shareholders without charge upon written request to our Secretary at the address indicated in this Proxy Statement. Copies of the Annual Report on Form 10-K, including exhibits, are available on our website (www.rtwi.com) or the SEC’s website (www.sec.gov).

Proposals of Shareholders

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. We expect that our 2008 Annual Meeting of Shareholders will be held on or about June 18, 2008. Our Secretary must receive any shareholder proposal intended to be included in our proxy material for the 2008 Annual Meeting of Shareholders, no later than the close of business on January 3, 2008

In addition, our Bylaws contain a properly brought business provision. Under the bylaws, business must be of a nature that is appropriate for consideration at a regular meeting and must be: (i) specified in the notice of meeting; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a shareholder. To be timely, the notice must be given by such shareholder to our Secretary not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year’s Annual Meeting, or if the date of the Annual Meeting will be different, the other dates specified by us. To be timely, shareholder proposals for the 2008 Annual Meeting of Shareholders must be given to our Secretary between March 15, 2008 and April 14, 2008. Each notice by a shareholder must set forth: (i) a brief description of the business desired to be brought forth; (ii) the name and address of the shareholder proposing the business; (iii) the number of shares owned by the shareholder; and (iv) any material interest of the shareholder in the business proposed.

A shareholder who wishes to make a proposal for consideration at the 2008 Annual Meeting, but does not seek to include the proposal in our proxy material, must notify our Secretary. The notice must be received no later than March 17, 2008. If the notice is not timely, then the persons named on our proxy card for the 2008 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual Director at:

RTW, Inc.
c/o Corporate Secretary
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437

All communications will be received and processed by the Corporate Secretary. Communications received in writing will be distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received

Other Matters

The Board of Directors is not aware of any matter, other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended, that will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy shares in accordance with their best judgment on such matters.

Your vote is important! Please take a moment to complete, sign, date and mail the proxy card in the accompanying envelope. If you prefer, you may also vote by telephone or the Internet. Please see the instructions attached to the proxy card.

By Order of the Board of Directors

Alfred L. LaTendresse, Secretary

April 27, 2007

RTW, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

IN EFFECT ON

October 26, 2005

Appendix A

RTW, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.  PURPOSE

RTW, Inc. has established the Audit Committee to provide oversight of: (1) the financial reports and other financial information provided by the Company to any governmental body or the public; (2) the Company’s systems of internal controls over financial reporting regarding finance, accounting, legal compliance and ethics established by management or the Board; and (3) the Company’s accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent auditors.

•	Provide an open avenue of communications among the independent auditors, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.  COMPOSITION

The Audit Committee will be comprised of three or more directors as determined by the Board, each of whom will be an independent director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The composition and function of the Audit Committee will meet the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and any exchange on which the Company’s securities are listed or any system on which the Company’s securities are quoted (the “Market”). Each member of the Audit Committee must be “independent” as defined by the applicable rules and regulations of the Commission and the Market. All members of the Committee must have a basic understanding of finance and accounting practices and be able to read and understand fundamental financial statements, and at least one member of the Committee must have accounting or related financial management expertise. If required by the Commission or the Market, the Board of Directors will designate at least one member of the Audit Committee as an “Audit Committee Financial Expert” as defined by the then-applicable rules and regulations of the Commission. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee are to be elected by the Board at the annual organizational meeting of the Board and are to serve until their successors are to be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee will meet four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company’s financials in a manner consistent with IV.3. below.

IV.	RESPONSIBILITIES AND DUTIES

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. The Audit Committee has direct access to and is directly accessible by the independent auditors, the independent appointed actuary, Company counsel, the Company’s internal actuary, Company management as well as anyone in the Company. The Audit Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. To fulfill its responsibilities and duties the Audit Committee will:

Review of Documents and Reports

1. Annual Review of Charter.  Review and update this Charter periodically, at least annually, as conditions dictate. Prepare reports to shareholders and publish this Charter in the manner required by the Commission or the Market.

2. Review of Annual Audited Financial Statements.  Review with management and the independent auditors the Company’s annual financial results prior to the release of earnings. Review the Company’s audited financial statements prior to filing or distribution. Review and comment upon the Company’s annual reports. Recommend to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s annual report.

3. Review of Quarterly Financial Statements.  Review with management and the independent auditors the Company’s quarterly financial results prior to the release of earnings. Review the Company’s quarterly financial statements prior to filing or distribution. Review and comment upon the Company’s quarterly reports.

Independent Auditors

4. Oversight of Auditors.  Provide oversight of the independent auditors and have sole authority and responsibility for their appointment, termination and compensation.

5. Approval of Audit and Non-Audit Services.  Approve the engagement of the independent auditors. Approve all auditing services and authorized non-audit services provided by the independent auditors, and the fees and other significant compensation to be paid to the independent auditors.

6. Annual Review of Auditors’ Independence.  The Audit Committee must receive on an annual basis a written statement from the independent auditors detailing all relationships between the independent auditors and the Company, consistent with requirements of the Independence Standards Board. The Committee will review services performed by the independent auditors, including the type and extent of non-audit services performed and the impact that these services may have on the independent auditors’ independence.

7. Executive Session.  Provide sufficient opportunity at meetings for the independent auditors to meet with the members of the Audit Committee without members of management present.

8. Engagement of Other Auditors.  Consider, with management, the rationale for employing audit firms other than the principal independent auditors.

Financial Reporting Processes

9. Quarterly Review of Processes.  Meet with management at least quarterly to review management’s disclosure of fraud or deficiencies, if any, in the design or operations of the Company’s internal controls over financial reporting. Receive reports from management regarding the Company’s system of internal controls over financial reporting and disclosure controls and procedures.

10. Review of Audit Results.  Discuss with the auditors the results of the audit, any significant changes to the Company’s accounting principles and items required to be communicated by the independent auditors in accordance with AICPA SAS 61, “Communications with Audit Committees”. Consider and approve, if appropriate, significant changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

11. Integrity of Processes and Controls.  In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report these exposures. Review significant findings prepared by the independent auditors together with management’s responses.

12. Accounting and Auditing Principles.  Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

Process Improvement

13. System of Reporting.  Establish regular and separate systems of reporting to the Audit Committee by management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

14. Communications. Critical Accounting Policies.  Review with management and the independent auditors, based on reports required from the independent auditors: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; (3) ramifications of the use of such alternative disclosures and treatments; and (4) other material written communications between the independent auditors and management.

15. Review of Scope and Results of Audit.  Review with the independent auditors: (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the accountants or management believe special attention should be directed; (2) results of their audit, including their opinion on the financial statements and the independent auditors’ judgment on the quality, not just the acceptability, of the Company’s accounting principles as applied in the financial statements; (3) their evaluation of the adequacy of the system of internal controls over financial reporting; (4) significant disputes, if any, with management; and (5) cooperation received from management in the conduct of the audit.

16. Disagreements.  Review and resolve disagreements among management and the independent auditors regarding financial reporting or in connection with the preparation of the financial statements.

17. Changes.  Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

18. Self-Evaluation.  Perform a self-evaluation periodically to ensure that the committee is effectively discharging its duties responsibilities.

Ethical and Legal Compliance

19. Code of Ethics.  Establish and administer a code of ethics for senior officers to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements (the “Code”) and ensure that management has established a system to enforce the Code. Establish and administer any other code of corporate conduct required by the Market or the Commission. Grant waivers from the Code when appropriate and in the best interest of the Company.

20. Review of Code Compliance.  Review programs designed to monitor compliance with the Code. Periodically review the Code to ensure that it is adequate and up to date.

21. Communications with Counsel.  Review with the Company’s counsels any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Receive reports from the Company’s legal counsel regarding any material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent of the Company.

22. Approval of Related Parties Transactions.  Approve any Company transactions in which a Company officer, director or 5% or greater shareholder or any affiliate of these persons has a direct or indirect material interest, not including employment of the Company’s officers or the compensation of the Company’s officers or directors.

23. Complaints.  Establish procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls over financial reporting or auditing matters; and (2) the submission by employees of concerns on a confidential and anonymous basis regarding accounting and auditing matters.

24. Other Duties.  Perform any other activities consistent with this Charter, the Company’s By-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

Date:	Initially adopted on March 10, 2004
Updated June 15, 2005 and October 26, 2005

RTW, INC.
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, June 13, 2007
2:00 p.m. (Minneapolis Time)
8000 Building of Normandale Lake Office Park
Skyway Classroom
8331 Norman Center Drive
Bloomington, Minnesota 55437

RTW, Inc. 8500 Normandale Lake Boulevard Suite 1400 Bloomington, MN 55437	proxy
This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 13, 2007.
The undersigned hereby appoints John O. Goodwyne and Alfred L. LaTendresse, and each of them in the order named, proxies with full power of substitution to vote all shares of Common Stock of RTW, Inc. of record in the name of the undersigned at the close of business on April 20, 2007, at the Annual Meeting of Stockholders of RTW, Inc. to be held on June 13, 2007, or at any adjournment or adjournments, hereby revoking all former proxies.
See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy
Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 12, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/rtwi/ — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on June 12, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to RTW, INC., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Directors:	01 Jeffrey B. Murphy (three-year term) 02 Gregory D. Koschinska (three-year term)	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accountants of the Company for its fiscal year ending December 31, 2007.	☐ For	☐ Against	☐ Abstain
3.  To consider and act on such other business as may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box     ☐     Indicate changes below:

Date

Signature(s) in Box
Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.